EXHIBIT 10.2

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of this            day of                    , 20     is made by and between Evolving Systems, Inc., a Delaware corporation (the “Corporation”) and                                   (the “Indemnitee”).

RECITALS

A. The Corporation recognizes that competent and experienced persons willing to serve as directors, observers to the board of directors (collectively, “directors”) or officers of corporations desire to be protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations;

B. The Corporation believes that it is unfair for its directors and officers to assume the risk of judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

C. The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected.  The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation;

D. The Corporation’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws each permit the Corporation to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).

E. Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

F. The Board of Directors has determined that contractual indemnification as set forth in this Agreement is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;

G.  The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation and/or one or more subsidiaries or affiliates of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation and/or one or more subsidiaries or affiliates of the Corporation; and

H. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a) The Corporation will indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes of this Agreement, will include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (collectively, a “Claim”).

(b) The indemnification provided by this Section 1 will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Claim and any appeal therefrom, but will only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) Notwithstanding the foregoing provisions of this Section 1, in the case of any Claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification will be made in respect of any Claim as to which Indemnitee will have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such Claim was pending determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 2. Successful Defense; Partial Indemnification.  Indemnitee will be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim. For purposes of this Agreement and without limiting the foregoing, if any Claim is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to Indemnitee, (b) an adjudication that Indemnitee was liable to the Corporation, (c) a plea of guilty or nolo contendere by Indemnitee, (d) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (e) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee will be considered to have been wholly successful with respect to his or her defense of such Claim.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Claim, or in defense of any Claim, and any appeal therefrom but not, however, for the total amount of such Claim, the Corporation will nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

Section 3. Determination That Indemnification Is Proper. Any indemnification under this Agreement will (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b).  Any such determination will be made in accordance with Section 5 and (a) by a majority vote of the directors who are not and were not parties to, or threatened to be made a party to, the Claim in question (“disinterested directors”), even if less than a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (c) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum will consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) by one independent legal counsel (regardless whether indemnification is sought by one or more than one director or officer), or (e) by a court of competent jurisdiction; provided, however, that if a Change in Control will have occurred or indemnification is sought in connection with a Company Authorized Proceeding, an indemnification determination under this Agreement will be made by the independent legal counsel in a written opinion to the Board of Directors, a copy of which will be delivered to Indemnitee, or by a court of competent jurisdiction if no independent legal counsel is timely selected or is willing or able to act.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

(a) Expenses (including attorneys’ fees) incurred by Indemnitee in defending a Claim, or in connection with an enforcement action pursuant to Section 5(b), will be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking will be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances will be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a claim thereof is to be made against the Corporation, notify the Corporation of the commencement of the Claim.  The failure to promptly notify the Corporation of the commencement of the Claim, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee under this Agreement, except to the extent the Corporation is prejudiced in its defense of such Claim as a result of such failure.

(c) In the event the Corporation is obligated to pay the expenses of Indemnitee with respect to an Claim, as provided in this Agreement, the Corporation, if appropriate, will be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim, provided that (i) Indemnitee will have the right to employ Indemnitee’s own counsel in such Claim at Indemnitee’s expense and (ii) if (1) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (2) counsel to the Corporation has reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, or (3) the Corporation has not, in fact, have employed counsel to assume the defense of such Claim, then the fees and expenses of Indemnitee’s counsel will be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation will not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation will have reasonably made the conclusion provided for in clause (2) above.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the Claim, the Corporation will indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Claim.

Section 5. Procedure for Indemnification

(a) To obtain indemnification, Indemnitee will promptly submit to the Corporation a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Indemnitee will reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification.  Any expenses incurred by Indemnitee in so cooperating will be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation will indemnify and hold Indemnitee harmless therefrom.

(b) The Corporation’s determination whether to grant Indemnitee’s indemnification request will be made promptly, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement will be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period.  It will be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the standard of conduct set forth in Section 1, but the burden of proving such defense by clear and convincing evidence will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Claim will also be indemnified by the Corporation.

(c) The Indemnitee will be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation will have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption will be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(d) If it is determined that Indemnitee is entitled to indemnification, payment will be timely made after that determination.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to a judgment or pending settlement in the action, suit or proceeding.

Section 6. Insurance and Subrogation.

(a) The Corporation will use commercially reasonable efforts to purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, and may purchase and maintain insurance on behalf of Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation will pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Corporation will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7. Certain Definitions. For purposes of this Agreement, the following definitions will apply:

(a) The term “Claim” will be broadly construed and will include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” will be broadly construed and will include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” will be broadly and reasonably construed and will include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval will not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL or otherwise.

(d) The term “judgments, fines and amounts paid in settlement” will be broadly construed and will include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(e) The term “Corporation” will include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f) The term “other enterprises” will include, without limitation, employee benefit plans.

(g) The term “serving at the request of the Corporation” will include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i) “Independent legal counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been retained to represent:  (i) the Corporation, the Indemnitee or one of the other directors of the Corporation in any matter material to any such party, or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Agreement.  Independent legal counsel will be selected by the Corporation, with the approval of Indemnitee, which approval will not be unreasonably withheld; provided, however, that the independent legal counsel will be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld (i) from and after the occurrence of a Change in Control, and (ii) in connection with an action, suit or proceeding by or in the right of the Corporation authorized or not disapproved by the Board of Directors alleging claims against Indemnitee that, if sustained, reasonably might give rise to a judgment for money damages of more than $500,000 and/or injunctive relief (“Company Authorized Proceeding”).  Anything herein to the contrary notwithstanding, if Indemnitee and the Corporation are unable to agree with reasonable promptness on the selection of the independent legal counsel, such counsel will be selected by lot from among the ten (10) law firms, which, according to publicly available sources, have the most lawyers practicing in offices located in Colorado or Delaware.  The Corporation will contact these law firms in order of their selection by lot, requesting each such firm to accept an engagement until one of such firms qualifies hereunder and accepts the engagement.  The fees and costs of independent legal counsel will be paid by the Corporation.

(j) “Change in Control” means a “Change of Control” as defined in the Corporation’s Amended and Restated 2007 Stock Incentive Plan.

Section 8. Limitation on Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Corporation will not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a Claim (or part thereof) initiated by Indemnitee, except with respect to a Claim brought to establish or enforce a right to indemnification (which will be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Claim instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such Claim, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding will determine that, despite Indemnitee’s failure to establish Indemnitee’s right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such Claim instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4.

(c) Certain Exchange Act Claims. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for (i) payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934 (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and

Consumer Protection Act, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law, the expenses actually and reasonably incurred by Indemnitee in connection with any such proceeding will be advanced and deemed to be expenses that are subject to indemnification under this Agreement.

(d) Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

Section 9. Certain Settlement Provisions. The Corporation will have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Claim without the Corporation’s prior written consent, which will not be unreasonably withheld.  The Corporation will not settle any Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which will not be unreasonably withheld.

Section 10. Savings Clause. If any provision or provisions of this Agreement is invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Claim, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that will not have been invalidated and to the full extent permitted by applicable law.

Section 11. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation will, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Claim in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution will not be required where such holding by the court is due to (a) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (b) any limitation on indemnification set forth in Section 6(d), 8 or 9 hereof.

Section 12. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement will be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice):

If to the Corporation:

Chief Executive Officer

Evolving Systems, Inc.

9777 Pyramid Ct.

Suite 100

Englewood, CO 80112

If to Indemnitee:

Section 13. Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation will indemnify Indemnitee to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Section 14. Non-exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement will not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise.  The exercise of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent exercise of any other right or remedy.  Indemnitee’s rights under this Agreement will continue after Indemnitee has ceased acting as an agent of the Corporation and will inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws or any other agreement will adversely affect the rights provided to Indemnitee under this Agreement.

Section 15. Enforcement.  The Corporation will be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement will constitute a stipulation by which it will be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights will have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee will be entitled to seek injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or later permitted by law.

Section 17. Entire Agreement. This Agreement and the documents expressly referred to in this Agreement constitute the entire agreement between the parties with respect to the matters described, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered by this Agreement are expressly superseded by this Agreement.

Section 18. Modification and Waiver.  No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar) nor will such waiver constitute a continuing waiver.

Section 19. Successor and Assigns.  All of the terms and provisions of this Agreement will be binding upon, will inure to the benefit of and will be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation will require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 20. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 21. Governing Law & Venue. This Agreement will be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. The Corporation and Indemnitee hereby irrevocably and unconditionally (i)

agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.  If it is ultimately determined by a court of competent jurisdiction that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement will in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 23. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.  Electronic copies (e.g. PDF) of this Agreement may serve as originals.

Section 24. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Signature page follows.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

EVOLVING SYSTEMS, INC.

By:

INDEMNITEE